EX-99.d.7.i

AMENDMENT NO. 2 TO EXHIBIT A

OF THE SUB-ADVISORY AGREEMENT

THIS AMENDMENT NO. 2 dated February 29, 2024 to EXHIBIT A to the Second Amended and Restated Sub-Advisory Agreement dated January 2, 2021 (the “Agreement”) between DELAWARE MANAGEMENT COMPANY, a series of Macquarie Investment Management Business Trust (the “Investment Manager”), and MACQUARIE INVESTMENT MANAGEMENT AUSTRIA kapitalanlage ag (the “Sub-Adviser”), lists the Funds for which the Sub-Adviser provides investment sub-advisory services pursuant to the Agreement.

FUND	ASSET ALLOCATION Fee	INVESTMENT MANAGEMENT Fee[1]	EFFECTIVE DATE
Delaware Group® Equity Funds V – Delaware Wealth Builder Fund	0.12%	0.20%	June 11, 2020
Delaware VIP Trust – Delaware VIP Total Return Series	0.12%	0.20%	June 11, 2020
Delaware Pooled Trust – Delaware Global Listed Real Assets Fund	0.12%	0.20%	January 1, 2021
Delaware Ivy Multi-Asset Income Fund	0.12%	0.20%	February 29, 2024
Delaware Ivy Asset Strategy Fund	0.12%	0.20%	February 29, 2024
Delaware Ivy Balanced Fund	0.12%	0.20%	February 29, 2024
Delaware Ivy VIP Asset Strategy	0.12%	0.20%	February 29, 2024
Delaware Ivy VIP Balanced	0.12%	0.20%	February 29, 2024

[1] To be charged on assets actively managed by Sub-Adviser in a sleeve of each Fund.

FUND	ASSET ALLOCATION Fee	INVESTMENT MANAGEMENT Fee[1]	EFFECTIVE DATE
Delaware Ivy Managed International Opportunities Fund	0.12%		November 15, 2021
Delaware Ivy VIP Pathfinder Conservative	0.12%		November 15, 2021
Delaware Ivy VIP Pathfinder Moderately Conservative	0.12%		November 15, 2021
Delaware Ivy VIP Pathfinder Moderate	0.12%		November 15, 2021
Delaware Ivy VIP Pathfinder Moderate – Managed Volatility	0.12%		November 15, 2021
Delaware Ivy VIP Pathfinder Moderately Aggressive	0.12%		November 15, 2021
Delaware Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility	0.12%		November 15, 2021
Delaware Ivy VIP Pathfinder Aggressive	0.12%		November 15, 2021
Delaware Ivy VIP Pathfinder Moderately Conservative – Managed Volatility	0.12%		November 15, 2021

Except as provided herein, the terms and conditions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 2 to Exhibit A as of the date set forth above.

DELAWARE MANAGEMENT COMPANY, A series of Macquarie Investment Management Business Trust By: /s/ Susan Natalini	MACQUARIE INVESTMENT MANAGEMENT AUSTRIA kapitalanlage ag By: /s/ Stefan Löwenthal
Name: Susan Natalini	Name: Stefan Löwenthal
Title: Managing Director	Title: CIO

By: /s/ Rene Kreisl
Name: Rene Kreisl
Title: Board Member

Agreed to and accepted as of the day and year first above written:

Delaware Group Equity Funds V By: /s/ Daniel Geatens	Delaware pooled Trust By: /s/ Daniel Geatens
Name: Daniel Geatens	Name: Daniel Geatens
Title: CFO & Treasurer	Title: CFO & Treasurer

Delaware VIP Trust By: /s/ Daniel Geatens	IVY FUNDS By: /s/ Daniel Geatens
Name: Daniel Geatens	Name: Daniel Geatens
Title: CFO & Treasurer	Title: CFO & Treasurer

IVY VARIABLE INSURANCE PORTFOLIOS By: /s/ Daniel Geatens
Name: Daniel Geatens
Title: CFO & Treasurer